Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-152287, 333-137217, 333-125139, 333-111253, 333-97891, 333-67790, 333-93407, 333-93413, 333-69761, 333-69765, 333-39189, 333-39213 and 333-30771) of Vital Images, Inc. of our report dated March 14, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 14, 2011